Exhibit 4.41

TERMINATION AGREEMENT (THE “AGREEMENT”) ENTERED INTO BY, ON THE ONE HAND, IDEURBAN TECNOLOGÍAS, SA DE CV (HEREINAFTER “IDEURBAN”), REPRESENTED IN THIS ACT BY ENGINEER CHARLES AZAR SERUR; AND ON THE OTHER HAND BANCO MULTIVA, SA, MULTIPLE BANKING INSTITUTION, MULTIVA FINANCIAL GROUP (FORMERLY, CI BANCO, SA, MULTIPLE BANKING INSTITUTION), ACTING SOLELY AND EXCLUSIVELY AS TRUSTEE OF THE ADMINISTRATION TRUST NUMBER CIB/3001 DATED MAY 28, 2018, CALLED “MURANO 2000 TRUST” (HEREINAFTER THE “CLIENT”), REPRESENTED BY ITS ATTORNEY-IN-FACT MARÍA NORMA LUCIO LANDÍN; WITH THE APPEARANCE OF EDIFICACIONES BVG, SA DE CV (HEREINAFTER “BVG”), REPRESENTED IN THIS ACT BY RUBÉN FÉLIX ÁLVAREZ LARIS; TO WHOM JOINTLY REFERRED TO AS THE “PARTIES”, IN ACCORDANCE WITH THE FOLLOWING BACKGROUND, STATEMENTS AND CLAUSES:

BACKGROUND

I.	On January 25, 2019, the Client and BVG entered into the Master Contract for a fixed price to develop the Work and the Project (as defined below), (“Master Contract”).

II.
On October 1, 2019, Ideurban and the Client, with the appearance of BVG, entered into a Service Provision Agreement (the “Service Agreement”) for the purpose of Ideurban providing all the services necessary for the development of the Project, including the coordination, development and supervision of the work, as well as the monitoring and compliance with the obligations arising from the Works Contract in charge of PRET, in terms of the provisions of the Master Contract and in the Service Agreement itself.

III.	The Parties acknowledge that, to date, they have decided to terminate the Services Contract as it is in their best interests.

STATEMENTS

I. Ideurban declares through his representative and under oath:

a) That it is a legally constituted and existing Public Limited Company with Variable Capital under the laws of the United Mexican States (“Mexico”), as stated in Public Deed number 43,744 (forty-three thousand seven hundred and forty-four) dated May 10, 2011, executed before Mr. José Zamudio Rodríguez, Notary Public No. 45 (forty-five) in the State of Mexico, whose first testimony is registered in the Public Registry of Property and Commerce of Mexico City, under Electronic Mercantile Folio number 403780 dated September 17, 2009.

b) Its legal representative has sufficient powers to enter into this Agreement, which have not been revoked, limited or modified as of the date of signature of this instrument, as stated in Notarial Instrument number 65,353 (sixty-five thousand three hundred fifty-three) dated October 14, 2014, executed before the notary public Carlos Alejandro Durán Loera, Notary Public No. 11 (eleven) of Mexico City.

c) That they recognize the existence, validity and scope of the Services Contract.

d) That it is their will to terminate the Services Contract under the terms of this Agreement.

II. The Client declares through his/her attorney and under oath:

a) As a Trustee, it is a duly constituted and validly existing Corporation under the laws of Mexico, authorized by the Ministry of Finance and Public Credit to operate as a Multiple Banking Institution and provide its trustee services, as stated in Public Deed number 19,461 (nineteen thousand four hundred sixty-one), dated October 5, 2006, granted before the notary public Arturo Talavera Autrique, number 122 of Mexico City, whose first testimony was registered in the Public Registry of Commerce of Mexico City under Electronic Mercantile Folio number 355867.

b) Her Attorney has sufficient powers to bind her to the terms of this Agreement and such powers have not been revoked or limited as of the date of signature of this Agreement, as stated in Public Deed number 18,160 (eighteen thousand one hundred sixty) dated September 18, 2019, granted before the notary public José Luis Reyes Vázquez, Notary Public number 31 (thirty-one) practicing in Nuevo Vallarta, Municipality of Bahia de Banderas, Nayarit.

c) That they recognize the existence, validity and scope of the Services Contract.

d) That it is their will to terminate the Services Contract under the terms of this Agreement

III. BVG declares through its representative and under oath:

a) It is a legally constituted and existing company, in accordance with the laws in force in Mexico, as stated in Public Deed number 9,952 (nine thousand nine hundred and fifty-two) dated August 19, 2009, granted before the notary José Luis Reyes Vázquez, Public Notary number 31 (thirty-one) practicing in Bahía de Banderas Nayarit, registered in the Public Registry of Property and Commerce of Mexico City under the Electronic Mercantile Folio No. 403780, dated September 17, 2009.

b) Its legal representative has sufficient powers to enter into this Agreement, which have not been revoked, limited or modified as of the date of signature of this Agreement, as stated in Public Deed number 9,952 (nine thousand nine hundred and fifty-two) dated August 19, 2009, granted before the notary public José Luis Reyes Vázquez, Notary Public number 31 (thirty-one) practicing in Bahía de Banderas, Nayarit, registered in the Public Registry of Property and Commerce of Mexico City under Electronic Mercantile Folio No. 403780, dated September 17, 2009.

c) That they recognize the existence, validity and scope of the Services Contract.

d) That it is their will to terminate the Services Contract under the terms of this Agreement.

IV. The Parties declare under oath:

The Parties mutually acknowledge the legal capacity in which they appear and the necessary legal capacity to be bound by the terms of this Agreement; likewise, they acknowledge the existence, validity and scope of the Services Contract, and state that it is their will to terminate said instrument under the terms established in this Agreement.

Based on the foregoing statements, the Parties grant the following:

CLAUSES

FIRST. TERMINATION.The Parties agree to terminate the Services Contract as it suits their interests, effective from the date of signature of this Agreement, being January 1, 2026 (the “Effective Termination Date”).

SECOND. EFFECTS OF TERMINATION.From the Effective Termination Date, the Services Contract will be considered fully terminated for all legal purposes, and Ideurban will cease providing the services covered by it and, consequently, all rights and obligations derived from the Services Contract will be extinguished, except for those obligations that by their nature must subsist in accordance with the provisions of the Contract itself and this Agreement.

THIRD. DELIVERY OF INFORMATION AND CLOSING.Ideurban is obligated to deliver to the Client all information, documentation, reports, progress and any other material related to the services provided in accordance with the Services Contract, within a period of 10 (ten) calendar days counted from the Effective Termination Date.

QUARTER. SETTLEMENT AND RELEASE.From the Effective Termination Date, and subject to compliance with the obligations set forth in this Agreement, the Parties acknowledge that there is no outstanding debt, obligation or liability arising from the Services Contract, and therefore grant each other the broadest release permitted by law.

Accordingly, each Party fully, expressly and irrevocably releases the other Parties, as well as their respective affiliates, subsidiaries, controlling companies, shareholders, administrators, legal representatives, officers and employees, from any action, claim, demand, liability, obligation or debt, of any nature, whether civil, commercial or administrative, known or unknown, that may arise directly or indirectly from the Services Contract and/or its execution and termination.

Furthermore, the Parties agree that they do not reserve any action or right to exercise in the future in connection with the Services Contract, and undertake not to initiate any claim or procedure against the other Parties for such concepts.

The foregoing is without prejudice to those obligations that by their nature must remain in force.

FIFTH. ADDRESSES AND NOTIFICATIONS.For all legal purposes of this Agreement, the Parties designate the following as their addresses for receiving notices:

Ideurban:

Address: Montes Urales 105, Lomas de Chapultepec IV Section,
                    Miguel Hidalgo Delegation, CP 11000, Mexico City. Attention:
Charles Azar Serur Email:cazar@ideurban.com.mx

The Client:

Address: Av. Paseo de las Palmas 1270, Colonia Lomas de Chapultepec,
Delegación Miguel Hidalgo, CP 11000, Mexico City. Attention: Marcos Sacal
Cohen Email:marcos@ideurban.com.mx/leonelmartinez@murano.com.mx

Any notification related to this Agreement must be made in writing at the addresses indicated above, unless either Party notifies the others in writing of a change of address, in which case the notifications must be made at the new address indicated.

SIXTHNO LIABILITY.The Parties agree that the execution of this Agreement does not constitute an admission of liability, breach or fault on the part of either of them with respect to the Services Contract.

SEVENTHAPPLICABLE LAW AND JURISDICTION.For the interpretation and fulfillment of this Agreement, the Parties submit to the laws of the United Mexican States and to the jurisdiction of the competent courts of Mexico City, waiving any other jurisdiction that may correspond to them.

OCTAVE. ENTIRE AGREEMENT.This Agreement constitutes the entire agreement between the Parties regarding the termination of the Services Contract and supersedes any prior agreements relating thereto.

This Agreement is signed in Mexico City, on January 1, 2026, in three copies, one for the Client, one for Ideurban and one more for BVG.

IDEURBAN TECNOLOGÍAS, SA DE CV	BVG BUILDINGS, SA DE CV
THE CLIENT
IDEURBAN

By: Engineer Charles Azar Serur	By: Rubén Felix Álvarez Laris
Position: Legal Representative
Position: Legal Representative

BANCO MULTIVA, SA, MULTIPLE BANKING INSTITUTION, MULTIVA FINANCIAL GROUP (FORMERLY, CI BANCO, SA MULTIPLE BANKING INSTITUTION AS TRUSTEE OF THE ADMINISTRATION TRUST NUMBER CIB/3001 CALLED “MURANO 2000 TRUST”

By: María Norma Lucio Landín

Position: Attorney-in-Fact